Exhibit 99.1

POGO RESOURCES, LLC

CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (UNAUDITED)

September 30, 2023 AND 2022

POGO RESOURCES, LLC

CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	September 30,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$3,269,278	$2,016,315
Accounts receivable, net:
Crude oil and natural gas sales	3,148,691	2,862,945
Other	114,494	201,669
Prepaid expenses and other current assets	448,359	395,204
Total current assets	6,980,822	5,476,133
Crude oil and natural gas properties, successful efforts method:
Proved properties	69,467,547	64,799,213
Accumulated depreciation, depletion, amortization	(10,417,890)	(9,592,296)
Total oil and natural gas properties, net	59,049,657	55,206,917
Other property, plant and equipment, net	—	83,004
Operating lease, right of use asset, net	73,862	126,678
Note and interest receivable - related party	4,266,771	3,809,003
Long-term derivative instrument asset	8,902	—
Other assets	3,333	6,668
Total assets	$70,383,347	$64,708,403
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$2,925,247	$1,218,054
Accrued liabilities	1,454,663	1,128,671
Royalties payable	981,567	617,163
Royalties payable – related party	808,329	—
Operating lease liabilities	62,518	70,232
Short-term derivative instrument liabilities	973,918	1,191,354
Total current liabilities	7,206,242	4,225,474
Long-term liabilities:
Debt, non-current	24,750,000	26,750,000
Operating lease liabilities, non-current	13,371	58,921
Asset retirement obligations	5,300,008	4,494,761
Other liabilities	675,000	675,000
Total liabilities	$37,944,621	$36,204,156
Commitments and contingencies
Equity:
Owner’s equity	32,438,726	28,504,247
Total liabilities and equity	$70,383,347	$64,708,403

POGO RESOURCES, LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Revenue:
Crude oil	$6,314,104	$10,021,672	$19,814,847	$29,877,117
Natural gas and natural gas liquids	256,741	520,810	719,383	1,618,259
Gain (loss) on derivative instruments, net	(1,436,100)	205,116	(673,057)	(3,698,181)
Other revenue	143,714	102,783	461,435	102,783
Total revenue	5,278,459	10,850,381	20,322,608	27,899,978

Costs and operating expenses:
Production taxes, transportation and processing	602,449	924,845	1,774,310	2,745,314
Lease operating	2,449,140	2,014,095	7,354,304	6,096,096
Depletion, depreciation and amortization	426,838	445,902	1,285,830	1,168,541
Accretion of asset retirement obligations	200,789	320,330	809,423	876,848
General and administrative	981,751	490,485	3,111,130	1,831,005
Total costs and operating expenses	4,660,967	4,195,657	14,334,997	12,717,804
Operating income	617,492	6,654,724	5,987,611	15,182,174
Interest expense	554,262	313,406	1,429,200	720,093
Interest income	(92,520)	—	(266,771)	—
Loss on asset sales	816,011	—	816,011	—
Other expense (income)	(9,109)	47,813	74,692	(6,948)
Insurance policy recovery	—	—	—	(2,000,000)
Net income (loss)	$(651,152)	$6,293,505	$3,934,479	$16,469,029

POGO RESOURCES, LLC

CONDENSED CONSOLIDATED STATEMENTS OF OWNER’S EQUITY (UNAUDITED)

For the Three and Nine Months Ended September 30, 2023 and 2022

Owner’s equity
Balance at December 31, 2021	$12,201,851
Net income	1,617,262
Equity-based compensation	6,394
Balance at March 31, 2022	13,825,507
Net income	8,558,262
Balance at June 30, 2022	22,383,769
Net Income	6,293,505
Balance at September 30, 2022	$28,677,274

Owner’s equity
Balance at December 31, 2022	$28,504,247
Net income	1,908,871
Balance at March 31, 2023	30,413,118
Net income	2,676,760
Balance at June 30, 2023	33,089,878
Net loss	(651,152)
Balance at September 30, 2023	$32,438,726

POGO RESOURCES, LLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine months ended September 30,
	2023	2022
Operating activities:
Net income	$3,934,479	$16,469,029

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, and amortization expense	1,285,830	1,168,541
Accretion of asset retirement obligations	805,247	876,848
Equity-based compensation	-	6,394
Non-cash lease expense	(448)	(627)
Amortization of debt issuance costs	3,334	2,566
Change in fair value of unsettled derivatives	(226,338)	(3,050,904)
Change in other property, plant and equipment, net	83,004	—
Loss on sale of assets	816,011	—
Changes in operating assets and liabilities:
Accounts receivable	(198,571)	(706,198)
Prepaid expenses and other assets	(53,155)	(7,918)
Related party interest receivable	(266,771)	—
Accounts payable	630,485	297,018
Accrued liabilities	1,498,725	(312,872)
Net cash provided by operating activities	8,311,832	14,741,877
Investing activities:
Development of crude oil and gas properties	(4,867,872)	(14,307,196)
Issuance of related party note receivable	(190,997)	—
Net cash used in investing activities	(5,058,869)	(14,307,196)
Financing activities:
Proceeds from issuance of long-term debt	—	4,000,000
Repayments of debt	(2,000,000)	(3,000,000)
Net cash provided by (used in) financing activities	(2,000,000)	1,000,000
Net change in cash and cash equivalents	1,252,963	1,434,681
Cash and cash equivalents at beginning of period	2,016,315	1,066,042
Cash and cash equivalents at end of period	$3,269,278	$2,500,723

Cash paid during the period for:
Interest on debt	$1,509,755	$684,156
Amounts included in the measurement of operating lease liabilities	$56,625	$129,232
Supplemental disclosure of non-cash investing and financing activities:
Operating lease assets obtained in exchange for operating lease obligations	$—	$23,436
Impact to right-of-use assets and lease liabilities due to lease modification	$—	$51,626
Accrued purchases of property and equipment	$1,740,662	$851,849

POGO RESOURCES, LLC

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

September 30, 2023 and 2022

NOTE 1. ORGANIZATION AND NOTES OF OPERATIONS

Pogo Resources, LLC, a Texas company (either individually or together with its subsidiaries, as the context requires, “Pogo” or the “Company”), is an independent oil and natural gas company focused on the acquisition, development, exploration, and production of oil and natural gas properties in the Permian Basin. The Permian Basin is located in west Texas and southeastern New Mexico and is characterized by high oil and liquids-rich natural gas content, multiple vertical and horizontal target horizons, extensive production histories, long-lived reserves and historically high drilling success rates. The Company’s properties are in the Grayburg-Jackson Field in Eddy County, New Mexico, which is a sub-area of the Permian Basin. The Company focuses exclusively on vertical development drilling.

The Company is a limited liability company and is not subject to federal and state income taxes. However, it must file informational tax returns and all taxable income or loss flows through to the owners in their individual tax returns. The Company had no authorized, issued and outstanding units, thus earnings (loss) per unit is not shown for the periods presented.

Merger

As previously disclosed, on December 27, 2022, the Company entered into a membership interest purchase agreement (“MIPA”) with HNR Acquisition Corporation (“HNRA”). On August 28, 2023, the Company entered into an Amended and Restated Membership Interest Purchase Agreement (the “A&R MIPA”) with HNRA Upstream, LLC, a newly formed Delaware limited liability company which is managed by, and is a subsidiary of, HNRA (“OpCo”), and HNRA Partner, Inc., a newly formed Delaware corporation and wholly owned subsidiary of OpCo entered into an Amended and Restated Membership Interest Purchase Agreement (the “A&R MIPA”), which amended and restated the Prior MIPA in its entirety.

Pursuant to the A&R MIPA, at the closing of the transactions contemplated by the A&R MIPA (the “Closing”),  (i) (A) HNRA will contribute to OpCo (1) all of its assets (excluding its interests in OpCo and the aggregate amount of cash required to satisfy any exercise by stockholders of their redemption rights) and (2) 2,000,000 newly issued shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), of the Company (such shares, the “Seller Class B Shares”) for purposes of delivery to Seller, and (B) in exchange therefor, OpCo will issue to HNRA a number of Class A common units (the “OpCo Class A Units”) of OpCo equal to the number of total shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of the Company issued and outstanding immediately after the Closing (taking into account and following the exercise of redemption rights) (such transactions, the “SPAC Contribution”), (ii) immediately following the SPAC Contribution, OpCo will contribute $900,000 to SPAC Subsidiary in exchange for 100% of the outstanding common stock of SPAC Subsidiary (the “SPAC Subsidiary Contribution”), and (iii) immediately following the SPAC Subsidiary Contribution, Seller, which includes the Company, shall sell, contribute, assign, and convey to (A) OpCo, and OpCo shall acquire and accept from Seller, ninety-nine percent (99.0%) of the outstanding membership interests of the Company, and (B) SPAC Subsidiary, and SPAC Subsidiary shall purchase and accept from Seller, one percent (1.0%) of the outstanding membership interest of the Company (together with the ninety-nine (99.0%) interest, the “Target Interests”), in each case, in exchange for (x) $900,000 of the Cash Consideration (as defined below) in the case of SPAC Subsidiary and (y) the remainder of the Aggregate Consideration (as defined below) in the case of OpCo.

The “Aggregate Consideration” for the Target Interests will be (a), cash in the amount of $63,000,000 in immediately available funds (the “Cash Consideration”), (b) 2,000,000 Class B common units of OpCo (“OpCo Class B Units”) valued at $10.00 per unit (the “Common Unit Consideration”), which will be equal to and exchangeable into 2,000,000 shares of Class A Common Stock issuable upon exercise of the OpCo Exchange Right (as defined below), as reflected in the amended and restated limited liability company agreement of OpCo that will be effective at Closing (the “A&R OpCo LLC Agreement”) and (c) and the Seller Class B Shares; provided, that (i) a portion of the Cash Consideration not to exceed $15,000,000 may be payable through a promissory note to Seller (the “Seller Promissory Note”) to the extent the amount available for payment of the Cash Consideration at Closing (the “Minimum Cash Amount”) is less than $63,000,000 and (ii) a portion of the Cash Consideration not to exceed $20,000,000 may be payable through the issuance of up to 2,000,000 preferred units (the “OpCo Preferred Units” and together with the Opco Class A Units and the OpCo Class B Units, the “OpCo Units”) of OpCo (the “Preferred Unit Consideration”, and, together with the Common Unit Consideration, the “Unit Consideration”), to the extent the Minimum Cash Amount is less than $48,000,000. At Closing, 500,000 OpCo Class B Units (the “Escrowed Unit Consideration”) shall be placed in escrow with the an escrow agent for the benefit of Buyer pursuant to the Escrow Agreement and the indemnity provisions therein. The Aggregate Consideration is subject to adjustment in accordance with the A&R MIPA.

In connection with the A&R MIPA, OpCo and Seller agreed to cause the execution of an Option Agreement (the “Option Agreement”) by and between the Company and Pogo Royalty, LLC, a Texas limited liability company (“Pogo Royalty”), an affiliate of Seller. Pogo Royalty owns certain overriding royalty interests in certain oil and gas assets owned by Pogo Resources, LLC (the “ORR Interest”). Pursuant to the Option Agreement, Pogo Royalty will grant an irrevocable and exclusive option to HNRA to purchase the ORR Interest for the Option Price (defined below) at any time prior to the date that is twelve (12) months following the effective date of the Option Agreement. The option will not be exercisable while the Seller Promissory Note is outstanding.

The purchase price for the ORR Interest upon exercise of the option shall be (i) (1) $30,000,000 (the “Base Option Price”), plus (2) an additional amount equal to annual interest on the Base Option Price of twelve percent (12%), compounded monthly, from the effective date of the Option Agreement through the date of acquisition of the ORR Interest, minus (ii) any amounts received by Pogo Royalty in respect of the ORR Interest from the month of production in which the effective date of the Option Agreement occurs through the date of the exercise of the option (such aggregate purchase price, the “Option Price”).

The Option Agreement and the option will immediately terminate upon the earlier of (a) Pogo Royalty’s transfer or assignment of all of the ORR Interest in accordance with the Option Agreement and (b) the date that is twelve (12) months following the effective date of the Option Agreement.

Pogo Royalty obtained the ORR Interest effective July 1, 2023, when Pogo Resources, LLC transferred to Pogo Royalty, LLC an assigned an undivided royalty interest equal in amount to ten percent (10%) of Pogo Resources, LLC’s interest all oil, gas and minerals in, under and produced from each lease.

On November 13, 2023, the stockholders of HNRA approved the proposed transaction and as such the transaction plan, as previously disclosed above, was executed and closed.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Unaudited Interim Financial Information

The accompanying unaudited condensed consolidated interim financial statements are presented in accordance with accounting principles generally accepted in the United States (“GAAP”) and in the opinion of management, all necessary adjustments, which are of normal recurring nature, have been made for a fair presentation of the results of the interim periods. These accompanying unaudited condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) for interim financial reporting.

There are non-controlling interests representing the economic interests held by other equity holders of subsidiaries that are not 100% owned by the Company. The subsidiaries in which there are economic interests held by other equity holders have ceased operating activities, have no retained earnings, and no income or loss. As such, even though there is the existence of a non-controlling interest, the Company will not present any specific financial statement line items related to non-controlling interest as all captions would be for $0.

The condensed consolidated balance sheet as of December 31, 2022 included herein was derived from the audited consolidated financial statements as of that date. The accompanying condensed consolidated financial statements and related notes should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2022. Operating results for the periods presented are not necessarily indicative of the results that may be expected for the full year.

Comprehensive Income (Loss)

The Company did not have any other comprehensive income or loss for the three and six months ended June 30, 2023 and 2022. Accordingly, net income (loss) and comprehensive income (loss) are the same for the periods presented.

Summary of Significant Accounting Policies

There have been no significant changes, other than those disclosed within these interim condensed consolidated financial statements, to the Company’s significant accounting policies in Note 2. “Summary of Significant Accounting Policies,” of the notes to the consolidated financial statements for the year ended December 31, 2022 included in the HNRA Proxy Statement under the Securities Act of 1933 filed with the SEC.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of income and expenses during the reporting period. The Company periodically evaluates its estimates and adjust prospectively, if necessary.

These estimates are based on information available as of the date of the financial statements; therefore, actual results could differ materially from management’s estimates using different assumptions or under different conditions. Future production may vary materially from estimated oil and natural gas proved reserves. Actual future prices may vary significantly from price assumptions used for determining proved reserves and for financial reporting.

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (‘‘ASU 2016-13’’), which changes the impairment model for most financial assets. The ASU introduces a new credit loss methodology, Current Expected Credit Losses (CECL), which requires earlier recognition of credit losses, while also providing additional transparency about credit risk. Since its original issuance in 2016, the FASB has issued several updates to the original ASU. The CECL framework utilizes a lifetime “expected credit loss” measurement objective for the recognition of credit losses for loans, held-to-maturity securities and other receivables at the time the financial asset is originated or acquired. The expected credit losses are adjusted each period for changes in expected lifetime credit losses. The methodology replaces the multiple existing impairment methods, which generally require that a loss be incurred before it is recognized. On January 1, 2023, the Company adopted the guidance prospectively. The adoption of this standard did not have a material impact on the Company’s condensed consolidated financial statements.

NOTE 3. DERIVATIVES

Derivative Activities

The Company is exposed to volatility in market prices and basis differentials for natural gas, oil and natural gas liquids (“NGLs”), which impacts the predictability of its cash flows related to the sale of those commodities. These risks are managed by the Company’s use of certain derivative financial instruments. The company has historically used crude diff swaps, fixed price swaps, and costless collars. As of September 30, 2023, the Company’s derivative financial instruments consisted of costless collars, which are described below:

Costless Collars

Arrangements that contain a fixed floor price (“purchased put option”) and a fixed ceiling price (“sold call option”) based on an index price which, in aggregate, have no net cost. At the contract settlement date, (1) if the index price is higher than the ceiling price, the Company pays the counterparty the difference between the index price and ceiling price, (2) if the index price is between the floor and ceiling prices, no payments are due from either party, and (3) if the index price is below the floor price, the Company will receive the difference between the floor price and the index price.

Additionally, the Company will occasionally purchase an additional call option at a higher strike price than the aforementioned fixed ceiling price. Often this is accomplished in conjunction with the costless collar at no additional cost. If an additional call option is utilized, at the contract settlement date, (1) if the index price is higher than the sold call strike price but lower than the purchased option strike price, then the Company pays the difference between the index price and the sold call strike price, (2) if the index price is higher than the purchased call price, then the company pays the difference between the purchased call option and the sold call option, and the company receives payment of the difference between the index price and the purchased option strike price, (3) if the index price is between the purchased put strike price and the sold call strike price, no payments are due from either party, (4) if the index price is below the floor price, the Company will receive the difference between the floor price and the index price.

The following table sets forth the derivative volumes by year as of September 30, 2023:

	Price Collars
			Weighted	Weighted
		Weighted	average	average
	Volume	average floor	ceiling price	sold call
Period	(Bbls/month)	price ($/Bbl)	($/Bbl)	($/Bbl)
Q4 2023	20,000	$65.00	$100.00	$72.25
Q1-Q4 2024	9,000	$70.00	$88.70	$88.70

Derivative assets and liabilities

As of September 30, 2023, the Company is conducting derivative activities with one counterparty, which is secured by the lender in the Company’s bank credit facility. The Company believes the counterparty has acceptable credit risk, and the credit worthiness of the counterparty is subject to periodic review. The assets and liabilities are netted given that all positions are held by a single counterparty and subject to a master netting arrangement. The combined fair value of derivatives included in the accompanying condensed consolidated balance sheets as of September 30, 2023 and December 31, 2022 is summarized below.

	As of September 30, 2023
	Gross fair	Amounts	Net fair
	value	netted	value
Commodity derivatives:
Short-term derivative asset	$324,370	$324,370	—
Long-term derivative asset	172,299	163,397	8,902
Short-term derivative liability	(1,298,288)	324,370	(973,918)
Long-term derivative liability	(163,397)	163,397	—
Total derivative liability			$(965,016)

	As of December 31, 2022
	Gross fair	Amounts	Net fair
	value	netted	value
Commodity derivatives:
Short-term derivative asset	$1,596,361	$1,596,361	$—
Long-term derivative asset	—	—	—
Short-term derivative liability	(2,787,715)	1,596,361	(1,191,354)
Long-term derivative liability	—	—	—
Total derivative liability			$(1,191,354)

The effects of the Company’s derivatives on the condensed consolidated statements of operations for the three and nine months ended September 30, 2023 and 2022 are summarized below:

	For the three months ended September 30,
	2023	2022

Total gain (loss) on unsettled derivatives	$(835,360)	$462,021
Total gain (loss) on settled derivatives	(600,740)	(256,905)
Total gain (loss) on derivatives	$(1,436,100)	$205,116

	For the nine months ended September 30,
	2023	2022

Total gain (loss) on unsettled derivatives	$226,338	$3,050,904
Total gain (loss) on settled derivatives	(899,395)	(6,749,085)
Total gain (loss) on derivatives	$(673,057)	$(3,698,181)

NOTE 4. FAIR VALUE MEASUREMENTS

Fair value represents the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the reporting date. The Company’s assets and liabilities that are measured at fair value at each reporting date are classified according to a hierarchy that prioritizes inputs and assumptions underlying the valuation techniques. This fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs and consists of three broad levels:

●	Level 1 – Observable inputs that reflect unadjusted quoted prices for identical assets or liabilities in active markets as of the reporting date.

●	Level 2 – Observable market-based inputs or unobservable inputs that are corroborated by market data. These are inputs other than quoted prices in active markets included in Level 1 that are either directly or indirectly observable as of the reporting date.

●	Level 3 – Unobservable inputs that are not corroborated by market data and may be used with internally developed methodologies that result in management's best estimate of fair value.

As of September 30, 2023 and December 31, 2022, the Company had no material assets or liabilities measured at fair value on a recurring basis other than certain derivative instruments discussed below.

Recurring Basis

Assets and liabilities measured at fair value on a recurring basis are as follows:

Derivatives

The Company's commodity price derivatives primarily represent crude oil collar contracts (some with long calls), fixed price swap contracts and differential swap contracts. The asset and liability measurements for the Company's commodity price derivative contracts are determined using Level 2 inputs. The asset and liability values attributable to the Company's commodity price derivatives were determined based on inputs that include, but not limited to, the contractual price of the underlying position, current market prices, crude oil forward curves, discount rates, and volatility factors. The Company had a net derivative liability of $965,016 and $1,191,354 as of September 30, 2023 and December 31, 2022, respectively, which are presented in short-term derivative instrument liabilities on the balance sheet.

Nonrecurring Basis

The carrying value of the Company’s financial instruments, consisting of cash, accounts receivable, accounts payable and accrued expenses, approximates their fair value due to the short maturity of such instruments. Financial instruments also consist of debt for which fair value approximates carrying values as the debt bears interest at fixed or variable rates which are reflective of current rates otherwise available to the Company. The Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

NOTE 5. LEASES

The Company currently has operating leases associated with contracts for office space and their vehicle fleet. The Company’s leases have remaining lease terms ranging from approximately four months to two years. The vehicle leases are renewed on a month-to-month basis. The tables below, which present the components of lease costs and supplemental balance sheet information are presented on a gross basis. Other joint owners in the properties operated by the Company generally pay for their working interest share of costs associated with the vehicle leases.

The components of lease expense are presented as follows:

	For the three months ended September 30,		For the nine months ended September 30,
	2023	2022	2023	2022
Operating lease cost	$17,812	$22,054	$56,177	$119,495
Variable lease cost	882	1,583	2,646	5,666
Total lease costs	$18,694	$23,637	$58,823	$125,161

For the three months ended September 30, 2023 and 2022, $5,998 and $4,105, respectively, of the operating lease costs are recorded as lease operating expenses and $12,696 and $19,532, respectively, are recorded as general and administrative in the consolidated statements of operations. For the nine months ended September 30, 2023 and 2022, $20,737 and $45,886, respectively, of the operating lease costs are recorded as lease operating expenses and $38,086 and $79,275, respectively, are recorded as general and administrative in the consolidated statements of operations. Variable lease costs for the periods presented are recorded entirely to General and administrative in the consolidated statements of operations.

The table below presents the weighted average remaining lease terms and weighted average discounts rates for the Company’s leases as of the period presented:

	As of September 30,
	2023	2022
Weighted average remaining lease terms (in years)
Operating leases	0.84	0.50

Weighted average discount rate
Operating leases	3.36%	2.71%

NOTE 6. DEBT

Revolving Credit Facility

On June 25, 2019, the Company entered into a credit agreement (the “Credit Agreement”) with a banking institution for a revolving credit facility (the “Revolver”) that provided for a maximum facility amount of $50,000,000 and a letter of credit sublimit not to exceed ten percent of the available borrowing base. The Revolver is secured by substantially all the Company’s assets and has a maturity date of December 31, 2024, as extended most recently by an amendment to the Credit Agreement in August 2023. The borrowing base is redetermined the first day of May and November of each year. Borrowings under the Revolver bear interest at a rate equal to either the Base Rate (as defined in the Credit Agreement) plus a margin or the Secured Overnight Financing Rate (“SOFR”) plus a margin. Any unused portion of the available borrowing base is charged an annual interest rate of 0.375% on the average daily unused amount. Interest payments are payable quarterly in arrears until maturity, at which time all unpaid principal and accrued interest are due.

Through September 30, 2023, the Company entered into amendments one through six to the Credit Agreement and entered into letters addressing changes to the Borrowing Base and granting waivers. As noted above, the most recent amendment was signed in August 2023. Amongst other things, the amendments primarily updated the borrowing base (both increases and decreases) in accordance with the redetermined dates and/or extended the maturity date of the borrowing base and granted temporary waivers to hedging requirements. As of September 30, 2023 the borrowing base of the Revolver was $25,500,000. As of December 31, 2022, the borrowing base of the Revolver was $30,000,000.

As of September 30, 2023, the Company had $24,750,000 of outstanding borrowings under the Revolver and $702,600 of letters of credit outstanding, resulting in $47,400 of committed borrowing capacity available under the Revolver. As of December 31, 2022, the Company had $26,750,000 of outstanding borrowings under the Revolver and $702,600 of letters of credit outstanding, resulting in $2,547,400 of committed borrowing capacity available under the Revolver.

For the nine months ended September 30, 2023 and 2022, the annualized weighted average interest rate was 8.31% and 2.63%, respectively. Interest expense for the three months ended September 30, 2023 and 2022 was $554,262 and $313,406, respectively. Interest expense for the nine months ended September 30, 2023 and 2022 was $1,429,200 and $720,093, respectively.

Covenants

The Credit Agreement requires the Company meet specific financial covenants on a quarterly basis until the time the outstanding balances are fully repaid, which are: i) a current ratio greater than or equal to 1.0 and, ii) a debt to earnings before interest, tax, depreciation, amortization, and intangible drilling costs, non-recurring workover expenses, oil and gas exploration expense including dry hole and plugging and abandonment expense, and other consolidated non-cash losses or gains (“EBITDAX”) ratio less than 3.5. The Company was in compliance with these covenants for all periods presented.

NOTE 7. RELATED PARTY TRANSACTIONS

The Company’s members, executive committee, and management (collectively the “Policy Makers”) control other entities with which the Company transacts business. Consequently, the Policy Makers are in a position to influence the financial position and operating results of the Company and other entities that are under their control.

Triune Resources

In December of 2022, the Company entered into a related party promissory note receivable agreement with an entity controlled by owners of the Company in an amount of $4,000,000. The loan bears interest at a rate equal to that of the rate that the Company pays to borrow funds for its own account plus 0.5%. Accrued interest and principal are due at maturity on December 31, 2024.

Pogo Royalty

As disclosed in Note 1 above, the Company transferred a 10% ORR interest to Pogo Royalty for consideration of $10. As a result of this transaction, the Company recorded a loss on the sale of assets of $816,011 in the income statement. Additionally, on an ongoing basis the company records a royalty payable to be paid to Pogo Royalty. The balance as of September 30, 2023, is $802,115.

No other transactions with related parties that require disclosure occurred during the nine months ended September 30, 2023.

For the nine months ended September 30, 2022, the Company did not have any transactions with related parties that required disclosure.

NOTE 8. SUBSEQUENT EVENTS

The Company evaluated subsequent events through November 21, 2023, the date these financial statements were available to be issued. The Company did not identify any material subsequent events that required disclosure except for the closing of the transaction disclosed above in Note 1.